UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2003

AMERICANWEST BANCORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-18561	91-1259511
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9506 North Newport Highway

Spokane, Washington 99218-1200

(Address of principal executive offices, including Zip Code)

(509) 467-6993

(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

On May 28, 2003, the Board of Directors of AmericanWest Bancorporation announced the appointment of Donald H. Swartz, II as Chairman of the Board. Mr. Swartz replaces Keith P. Sattler who resigned to focus on other business interests. A copy of the press release is attached hereto as Exhibit 99 and incorporated herein by this reference.

Item 7. Financial Statements and Exhibits.

(a) Financial statements—not applicable.

(b) Pro forma financial information—not applicable.

(c) Exhibits

99	Press Release issued by AmericanWest Bancorporation dated May 28, 2003.

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SIGNATURE

Pursuant to the requirements of the security Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 29, 2003

AMERICANWEST BANCORPORATION

By:	/s/ WESLEY E. COLLEY
Wesley E. Colley President and CEO

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